UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

Channel Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 1000 Freehold, NJ	07728
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (877) 265-8266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHRO	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On April 16, 2025, Channel Therapeutics Corporation, a Nevada corporation (“Channel”), CHRO Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Channel (the “Merger Sub”), and LNHC, Inc., a Delaware corporation (“LNHC”), and solely for the purposes of Article III thereof, Ligand Pharmaceuticals Incorporated, a Delaware corporation and the parent of LNHC (“Ligand”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into LNHC, with LNHC continuing as a wholly-owned subsidiary of Channel and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or, in the event that the former stockholders of LNHC and certain other persons are in “control” of Channel immediately after the Merger (within the meaning of Section 368(c) of the Code), the Merger is also intended to qualify as a non-taxable exchange of shares of LNHC capital stock for Channel common stock, par value $0.0001 per share (the “Common Stock”), within the meaning of Section 351(a) of the Code.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each then outstanding share of LNHC capital stock will be converted into the right to receive a number of shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) of Channel (subject to the payment of cash in lieu of fractional shares) calculated in accordance with the Merger Agreement (the ratio of such conversion, the “Exchange Ratio”). The Exchange Ratio represents the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock that will be received for each LNHC share outstanding immediately prior to the Merger. It is calculated by dividing the shares of Common Stock (derived from the post-closing shares of Common Stock and the LNHC allocation percentage based on the relative valuations of $67 million for LNHC and $15 million for Channel) by the total number of LNHC shares outstanding.

Based on current capitalization, upon the closing of the Merger, after giving effect to the PIPE Financing (as defined below), on a pro forma basis and based upon the number of shares of Common Stock expected to be issued in the Merger, Channel securityholders as of immediately prior to the Merger are expected to own approximately 7.7% of the outstanding shares of capital stock of Channel, Ligand, including its participation in the PIPE Financing, is expected to own approximately 55.1% of the outstanding shares of capital stock of Channel, and the other PIPE Investors (as defined below) are expected to own approximately 37.2% of the outstanding shares  of capital stock of Channel, in each case, on a fully-diluted basis, calculated using the treasury stock method, subject to certain assumptions, including, but not limited to, a valuation for LNHC equal to $67 million and a valuation for Channel equal to $15 million, in each case as further described in the Merger Agreement. For purposes of calculating the Exchange Ratio, shares of Common Stock underlying Channel stock options outstanding as of immediately prior to the closing of the Merger with an exercise price of less than the volume weighted average closing trading price of a share of Common Stock on The NYSE American LLC (the “NYSE American”) for the five consecutive trading days ending five trading days immediately prior to the closing of the Merger will be deemed to be outstanding, and, such shares will be calculated using the treasury stock method.

Each of Channel and LNHC has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (i) obtaining the requisite approvals of their respective stockholders, (ii) non-solicitation of alternative acquisition proposals, (iii) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger and (iv) Channel using its commercially reasonable efforts to maintain the existing listing of the Common Stock on the NYSE American and Channel causing the shares of Common Stock issuable upon conversion of the Series A Preferred Stock to be issued in connection with the Merger to be approved for listing on the NYSE American at or prior to the Effective Time.

The consummation of the Merger is subject to certain closing conditions, including, among other things, (i) the Merger Agreement having been approved by means of written consents by the requisite stockholders of LNHC and Channel, (ii) the issuance of the Common Stock and the amendment to Channel’s articles of incorporation to change the name of Channel to “Pelthos Therapeutics Inc.” having been approved and ratified, respectively, by means of the written consent by the requisite consent of the Channel stockholders under applicable law and the NYSE American regulations, (iii) no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, (iv) the approval of the listing of the additional shares of Common Stock issuable upon conversion of the Series A Preferred Stock on the NYSE American having been obtained and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock to be issued in the Merger pursuant to the Merger Agreement having been approved for listing, subject to official notice of issuance, on the NYSE American; (v) entry into the Royalty Agreements (as defined in therein), and (vi) the PIPE Financing having been consummated or being consummated concurrently with the closing of the Merger or immediately before the closing of the Merger in accordance with the terms of the Securities Purchase Agreement (as defined below). Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including the representations and warranties of the other party being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger, generally subject to an overall material adverse effect qualification, the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger, and the absence of any material adverse effect affecting the other party that is continuing on the closing date.

The Merger Agreement contains certain termination rights of each of Channel and LNHC, including, subject to compliance with the applicable terms of the Merger Agreement, the right of each party to terminate the Merger Agreement if the other party exercises its “fiduciary out” prior to receiving the requisite stockholder consent. All fees and expenses incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, Channel and LNHC will equally share (i) all fees and expenses of the exchange agent and (ii) all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing filing and mailing of an information statement and any amendments or supplements thereto.

Immediately following the Merger, the board of directors of the combined company will consist of Mr. Scott Plesha, Mr. Peter Greenleaf, Mr. Matt Pauls, Mr. Todd Davis, Mr. Richard Baxter, Dr. Richard Malamut and Mr. Ezra Friedberg.

Immediately following the Merger, the executive management team of the combined company is expected to consist of members of the LNHC and CHRO executive management teams prior to the Merger, including Scott Plesha as Chief Executive Officer and Francis Knuettel II as Chief Financial Officer.

Securities Purchase Agreement

On April 16, 2025, Channel entered into a securities purchase agreement (the “Securities Purchase Agreement” and together with the Merger Agreement, the “Transaction Agreements”) with LNHC, and certain investors, which includes Nomis Bay Ltd (“Nomis Bay”) and Ligand (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase in cash an aggregate of approximately 50,100 of shares of Series A Preferred Stock, at a price per share equal to $1,000 (the “Purchase Price”) (such transaction, the “PIPE Financing” and together with the Merger, the “Transactions”). The PIPE Financing is expected to close immediately prior to the closing of the Merger. The gross proceeds from the PIPE Financing are expected to be approximately $50.1 million, which amount will include the cancellation of any outstanding amounts under certain bridges notes provided by certain of the PIPE Investors, before paying estimated expenses. The closing of the PIPE Financing is conditioned upon the closing of the Merger, entry into the Royalty Agreements (as defined in the Securities Purchase Agreement), as well as certain other conditions. The Series A Preferred Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued in the PIPE Financing will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be registered pursuant to a resale registration statement (the “Registration Statement”).

Channel also agreed to defend, indemnify and hold harmless the PIPE Investors and their respective stockholders, partners, members, officers, directors, employees, direct or indirect investors, and any of their agents or other representatives against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (including reasonable attorneys’ fees) arising out of or relating to: (i) any misrepresentation or breach of any representation or warranty made by Channel or its subsidiaries, (ii) any breach of any covenant, agreement or obligation owed by Channel or its subsidiaries, or (iii) any cause of action, suit, proceeding or claim brought by a third party, including any derivative action, that arises out of or relates to (A) the execution, delivery, performance or enforcement of the Purchase Agreement and related transaction documents, (B) any transaction financed or to be financed in whole or in part with the proceeds of the PIPE Financing, or (C) the status of such PIPE Investor either as an investor in Channel pursuant to the transactions contemplated by the Purchase Agreement or as a party to the Purchase Agreement and related transaction documents.

Lock-Up Agreements

Concurrently with the execution of the Securities Purchase Agreement, each of (i) Channel’s and LNHC’s executive officers and directors, (ii) certain investors who have entered the Securities Purchase Agreement, (iii) a certain investment company and (iv) Nomis Bay and Ligand, have entered into lock-up agreements (collectively, the “Lock-Up Agreements”), pursuant to which such parties have agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or Preferred Stock, from the closing of the Merger until December 31, 2025, subject to certain exceptions set forth in each of the Lock-Up Agreements.

Registration Rights Agreement

At the closing of the PIPE Financing, Channel will enter into a registration rights agreement (the “Registration Rights Agreement”) with LNHC and the PIPE Investors pursuant to which the PIPE Investors will be entitled to certain resale registration rights with respect to shares of Common Stock underlying the Series A Preferred Stock issued to the PIPE Investors. Pursuant to the Registration Rights Agreement, Channel will be required to prepare and file the Registration Statement with the Securities and Exchange Commission (the “SEC”) within the later of the 30th calendar day after the closing date of the PIPE Financing and 15 calendar days after the due date (which shall include any extensions granted by a timely-filed Form 12b-25) of the next periodic report required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Channel shall use its reasonable best efforts to cause the registration statement to be declared effective by the SEC the earlier of the (A) 120th calendar day after the closing date of the PIPE Financing (or the 150th calendar day if subject to a full review by the SEC) and the (B) 5th business day after the date Channel is notified (orally or in writing, whichever is earlier) by the SEC that such applicable registration statement will not be reviewed or will not be subject to further review.

Stockholder Approval of Transaction

In connection with the Transaction, Channel obtained the written consent of the majority of its stockholders on April 16, 2025, to, among other things, (i) adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement, (ii) authorize, adopt and approve the Certificate of Designations of Rights and Preferences (the “Certificate of Designations”) of the Series A Preferred Stock, (iii) approve the PIPE Financing, (iv) authorize the preparation, execution and filing of one or more registration statements with the SEC to register for resale the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock issuable to the PIPE Investors pursuant to the Securities Purchase Agreement, (v) authorize, adopt and approve in all respects the issuances of shares of the Series A Preferred Stock to be paid by Channel in the Merger and the Series A Preferred Stock to be issued in connection with the PIPE Financing pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement, (vi) amend the articles of incorporation of Channel to change the name of Channel to “Pelthos Therapeutics Inc.”, (vii) authorize, adopt and approve an amended and restated Channel Therapeutics Corporation 2023 Equity Incentive Plan, (viii) approve, if necessary, a grant of discretionary authority to the board of directors of Channel (the “Board”) to, without further stockholder approval, effect a reverse stock split of Channel’s and outstanding Common Stock within a range of between 1-for-5 and 1-for-25 (the “Reverse Stock Split”) by filing an amendment to Channel’s articles of incorporation, as amended, with the Secretary of State of the State of Nevada, with the final determination of whether to proceed, the effective time, and the exact ratio of the Reverse Stock Split to be determined by the Board ((i) through (viii) are collectively referred to herein as the “Proposals”). Each of the Proposals was approved by Channel stockholders owning an aggregate of 3,996,296 shares of Common Stock, which represents 65.47% of the total issued and outstanding shares of Common Stock as of April 16, 2025.

Certificate of Designations

The following description of the principal terms of the Series A Preferred Stock, which are set forth in a Certificate of Designations.

General. Pursuant to the Series A Certificate of Designations, the Company will authorize 150,000 shares of Series A Preferred Stock and each share of Series A Preferred Stock shall have a stated value of $1,000 per share. At the consummation of the PIPE Financing, we will issue 50,100 shares of our Series A Preferred Stock. When issued, the Series A Preferred Stock will be fully paid and non-assessable.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.

Conversion at Option of Holder. Each holder of Series A Preferred Stock may convert all, or any part, of the outstanding Series A Preferred Stock, at any time at such holder’s option, into shares of our Common Stock at the fixed “Conversion Price” of $1.00, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the NYSE American, we have the right, at any time, with the written consent of certain holders of the Series A Preferred Stock, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Voting Rights. The holders of the Series A Preferred Stock shall have the right to vote together with the holders of Common Stock, as a single class, in an amount equal to the voting power of such aggregate number of shares of Common Stock then issuable upon conversion of such shares of Series A Preferred Stock, subject to certain limitations on beneficial ownership (or as otherwise required by applicable law).

The preceding summaries of the Merger Agreement, the Securities Purchase Agreement, the Lock-Up Agreements, the Certificate of Designations, the form of Registration Rights Agreement, the Nomis Bay Bridge Note, and the Funding Side Letter do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Securities Purchase Agreement, the forms of Lock-Up Agreements, the form of Certificate of Designations, the form of Registration Rights Agreement, the Nomis Bay Bridge Note, and the Funding Side Letter which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 3.1, 10.6, 10.7 and 10.8 respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement, the Securities Purchase Agreement, the form of Lock-Up Agreements, the form of Certificate of Designations, and the form of Registration Rights Agreement have been attached as exhibits to this Current Report on Form 8-K to provide investors and securityholders with information regarding their respective terms. They are not intended to provide any other factual information about LNHC or Channel or to modify or supplement any factual disclosures about Channel in its public reports filed with the SEC. The Transaction Agreements include representations, warranties and covenants of Channel, LNHC and Merger Sub made solely for the purpose of the Transaction Agreements and solely for the benefit of the parties thereto in connection with the negotiated terms of the Transaction Agreements. Investors should not rely on the representations, warranties and covenants in the Transaction Agreements or any descriptions thereof as characterizations of the actual state of facts or conditions of Channel, LNHC or any of their respective affiliates. Moreover, certain of those representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Transaction Agreements, rather than establishing matters of fact.

Item 3.02. Unregistered Sales of Equity Securities.

The securities to be issued in the Merger and sold to the PIPE Investors will not be registered under the Securities Act, and will be issued and sold in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Based on information provided by Marcum LLP (“Marcum”), the independent registered public accounting firm of Channel, on November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum, and substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ. On April 11, 2025, Channel was notified by Marcum that Marcum resigned as Channel’s independent registered public accounting firm. On April 11, 2025, with the approval of Channel’s Board of Directors, CBIZ was engaged as Channel’s independent registered public accounting firm.

Marcum’s report on Channel’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and through April 11, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports on Channel’s consolidated financial statements for such periods and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the previously disclosed identification of material weaknesses in Channel’s internal control over financial reporting, including: (i) Channel lacked the necessary corporate accounting resources to maintain adequate segregation of duties. Such a lack of segregation of duties is typical in a company with limited resources; (ii) Channel lacked the ability to provide multiple levels of review in connection with the financial reporting process, which means it cannot be ensured that Channel is meeting certain financial reporting and transaction processing controls standards and (iii) Channel lacked the necessary internal IT infrastructure to ensure proper IT general controls, additionally, Channel is reliant on third-party software for its financial systems and cannot ensure there are no vulnerabilities in these systems.

Prior to engaging CBIZ, Channel did not consult with CBIZ regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on Channel’s consolidated financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by Channel in reaching a decision as to any such accounting, auditing, or financial reporting issue.

Channel provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Marcum furnish Channel with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated April 17, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The disclosure set forth above in the paragraph titled, “Stockholder Approval of Transaction” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07. Channel intends to file with the SEC, and mail to its stockholders, an information statement on Schedule 14C describing the Merger Agreement and the transactions contemplated thereby.

Item 7.01. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 is an investor presentation used by Channel and LNHC in connection with the PIPE Financing.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

Item 8.01. Other Events.

On April 17, 2025, Channel and LNHC issued a joint press release announcing the execution of the Merger Agreement. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 16, 2025, by and among Channel Therapeutics Corporation, CHRO Merger Sub Inc., LNHC, Inc. and Ligand Pharmaceuticals Incorporated.

3.1	Form of Certificate of Designations of Rights and Preferences of the Series A Convertible Preferred Stock, to be filed with the Secretary of State of the State of Nevada.

10.1	Securities Purchase Agreement, dated as of April 16, 2025, by and among Channel Therapeutics Corporation, LNHC Inc., and each of the investors thereto.

10.2	Form of Lock-Up Agreement (Channel’s executive officers and directors)

10.3	Form of Lock-Up Agreement (certain investors who have entered the Securities Purchase Agreement)

10.4	Form of Lock-Up Agreement (certain investment company)

10.5	Form of Lock-Up Agreement (Nomis Bay, Ligand and other investors)

10.6	Form of Registration Rights Agreement.

16.1	Marcum Letter dated April 17, 2025.

99.1	PIPE Investor Presentation.

99.2	Press Release, dated April 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning Channel, LNHC, the combined company, the Transactions, and other matters. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Channel and LNHC, as well as assumptions made by, and information currently available to, management of Channel and LNHC. Forward-looking statements generally include statements that are speculative in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are speculative or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to, expectations regarding the proposed Merger and PIPE Financing; the potential benefits and results of such transactions, including the sufficiency of the combined company’s capital resources; the combined company’s cash runway; the expected timing of the closing of the Transactions; statements regarding the potential of, and expectations regarding, LNHC’s and Channel’s programs, Channel’s belief that the transaction presents an extraordinary opportunity for current shareholders, Channel’s belief the transaction provides the potential for near-term or long-term revenue generation from Zelsuvmi or the expected timing of the commercial launch of Zelsuvmi, the future of its existing NaV1.7 programs and expanded capitalization from strong investors, Channel’s belief that the NaV1.7 inhibitor may offer a better option for post-surgical physical therapy as compared to bupivacaine, Channel’s belief that investors should feel encouraged that Channel has a strong development path towards successfully launching drugs with considerable market opportunities, possible acquisitions of complimentary FDA-approved products, and the listing of the combined company on the NYSE American, the anticipated benefits of the merger between Pelthos and Channel and the combined company’s opportunities, strategy and plans following the merger; and statements by Pelthos’ Chief Executive Officer. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the limited operating history of each company; the significant net losses incurred since inception; the ability or need to raise additional capital to finance operations; uncertainties related to commercialization or market acceptance of FDA-approved products; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, the combined company’s product candidates; the outcome of early clinical trials for product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; the fact that data and results from clinical studies may not necessarily be indicative of future results; limited experience in designing clinical trials and lack of experience in conducting clinical trials; the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than current product candidates; the substantial competition the combined company may face in discovering, developing, or commercializing products; the negative impacts of the global events on operations, including ongoing and planned clinical trials and ongoing and planned preclinical studies; the ability to attract, hire, and retain skilled executive officers and employees; the ability of Channel, LNHC and the combined company to protect their respective intellectual property and proprietary technologies; reliance on third parties, contract manufacturers, and contract research organizations; the risk that the conditions to the closing of the Transactions are not satisfied; uncertainties as to the timing of the consummation of the Transactions and the ability of each of the parties to consummate the Transactions; risks related to Channel’s continued listing on The NYSE American LLC until closing of the Transactions; risks related to Channel’s and LNHC’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement or the PIPE Financing; competitive responses to the Transactions; unexpected costs, charges or expenses resulting from the Transactions; the outcome of any legal proceedings that may be instituted against Channel, LNHC or any of their respective directors or officers related to the Merger Agreement, the PIPE Financing, or the proposed transactions contemplated thereby; the effect of the announcement or pendency of the Transactions on Channel’s and LNHC’s business relationships, operating results and business generally; and legislative, regulatory, political and economic developments and general market conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Channel’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as the Schedule 14C information statement to be filed with the SEC by Channel in connection with the Transaction. Channel and LNHC can give no assurance that the conditions to the Transactions will be satisfied. Except as required by applicable law, Channel and LNHC undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information About the Proposed Transactions Will be Filed with the SEC

In connection with the proposed transaction between Channel and LNHC, Channel intends to file relevant materials with the SEC, including an information statement of Channel. CHANNEL URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHANNEL, LNHC, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the information statement and other documents filed by Channel with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the information statement and other documents filed by Channel with the SEC by contacting Channel at (877) 265-8266 or in writing at Channel Therapeutics Corporation, 4400 Route 9 South, Suite 1000, Freehold, NJ 07728. Investors and stockholders are urged to read the information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2025	Channel Therapeutics Corporation

	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Executive Officer and Chief Financial Officer